Exhibit 3.77

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

BLACKSTONE

CERTIFICATE OF INCORPORATION

OF

OCTA MUSIC, INC.

Under Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provision of the Business Corporation Law of the State of New York, hereby certifies as follows:

FIRST: The name of the corporation is

OCTA MUSIC, INC.

hereinafter sometimes called “the corporation.”

SECOND: The purpose for which it is formed is as follows:

The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

THIRD: The office of the corporation in the State of New York is to be located in the County of New York.

FOURT: The aggregate number of shares which the corporation shall have the authority to issue is 200, no par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Mayer, Katz, Baker & Leibowitz, 75 Rockefeller Plaza, New York 10019.

IN WITNESS WHEREOF I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 24th day of March, 1989.

Incorporator:	/s/ Linda Pellitier

Address:	Linda Pellitier
283 Washington Avenue
Albany, New York 12206

State of New York

}

ss:

Department of State

}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004.

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

CERTIFICATE OF CHANGE

OF

OCTA MUSIC, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.                                       The name of the corporation is OCTA MUSIC, INC. It was Incorporated under the name of OCTA MUSIC, INC.

2.                                       The Certificate of Incorporation of said corporation was filed by the Department of State on March 24, 1989.

3.                                       The following was authorized by the Board of Directors:

To designate CT CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York, 10011 as its registered agent in New York upon whom all process against the corporation may be served.

OCTA MUSIC, INC.

By:	/s/ Janice Cannon
Janice Cannon, Asst. Secretary

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004.

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

NYS DEPARTMENT OF STATE – DIVISION OF CORPORATIONS		FILING PERIOD	FEE
Blennial Statement, Part A
CORPORATION NAME	1338071	03/2003	$9.00

OCTA MUSIC, INC.

1.	FARM CORPORATION	☐

The corporation is a corporation engaged in the production of crops, livestock, and livestock products on land used in agricultural production (Agriculture and Markets Law Section 30?). It is not required to report.

2.	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER	NAME
AHMET ERTEGUN
ADDRESS
1290 AVENUE OF THE AMERICAS
		CITY	STATE	ZIP CODE
		NEW YORK	NY	10104
3.	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	NAME
JANICE CANNON
ADDRESS
75 ROCKEFELLER PLAZA
		CITY	STATE	ZIP CODE
		NEW YORK	NY	10019
4.	SERVICE OF PROCESS ADDRESS	NAME
C T CORPORATION SYSTEM
ADDRESS
111 EIGHTH AVENUE
		CITY	STATE	ZIP CODE
		NEW YORK	NY	10011

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS		FILING PERIOD	[ILLEGIBLE]
Blennial Statement, Part B
CORPORATION NAME	1338071	03/2003	$9.00

OCTA MUSIC, INC.

(1)	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER
AHMET ERTREGUN
1290 AVE OF THE AMERICAS
NEW YORK NY 10104
If there are no changes to the information
(2)	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	printed in Part B, sign Part C and return with
	JANICE CANNON	payment payable to the Dept. of State
	75 ROCKEFELLER PLAZA	[ILLEGIBLE]
NEW YORK NY 10019

(3)	SERVICE OF PROCESS ADDRESS
EDWARD J WEISS ESQ
75 ROCKEFELLER PLAZA
NEW YORK NY 10019

MAKE NO MARKS BELOW THIS LINE	(YOU MUST SIGN ON REVERSE)	[ILLEGIBLE]